Exhibit 99.1

Avago Technologies Limited Announces Fourth Fiscal Quarter and

Fiscal Year 2012 Financial Results

•	Quarterly net revenue up 2 percent sequentially; FY 2012 revenue up 1 percent from the prior year

•	Quarterly GAAP gross margin of 48.4 percent; Quarterly Non-GAAP gross margin of 51.1 percent

•	Quarterly GAAP diluted EPS of $0.64; Quarterly Non-GAAP diluted EPS of $0.77

SAN JOSE, Calif., and SINGAPORE – November 29, 2012 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for the fourth fiscal quarter and fiscal year ended October 28, 2012, and provided guidance for the first quarter of its fiscal year 2013.

Fourth Quarter Fiscal Year 2012 GAAP Results

Net revenue was $618 million, an increase of 2 percent compared with the previous quarter and a decrease of 1 percent from the same quarter last year.

Gross margin was $299 million, or 48.4 percent of net revenue. This compares with gross margin of $295 million, or 48.7 percent of net revenue last quarter, and gross margin of $304 million, or 48.8 percent of net revenue in the same quarter last year.

Operating expenses were $135 million. This compares with $146 million in the prior quarter and $145 million for the same quarter the previous year.

Income from operations was $164 million. This compares with $149 million in the prior quarter and with $159 million in the same quarter last year.

Fourth quarter net income was $159 million, or $0.64 per diluted share. This compares with net income of $145 million, or $0.58 per diluted share for the prior quarter, and net income of $154 million, or $0.61 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the fourth quarter was $1,084 million, compared to $973 million at the end of the prior quarter.

The Company generated $215 million in cash from operations in the fourth quarter and spent $73 million on capital expenditures.

On October 1, 2012 the Company paid a quarterly cash dividend of 16 cents ($0.16) per ordinary share, totaling approximately $39 million.

Fourth Quarter Fiscal Year 2012 Non-GAAP Results

Gross margin was $316 million, or 51.1 percent of net revenue. This compares with gross margin of $310 million, or 51.2 percent of net revenue last quarter, and gross margin of $319 million, or 51.2 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2012 Financial Results

Income from operations was $199 million. This compares with $186 million in the prior quarter and $191 million in the same quarter the previous year.

Net income was $194 million, or $0.77 per diluted share. This compares with net income of $182 million, or $0.72 per diluted share last quarter, and net income of $186 million, or $0.73 per diluted share in the same quarter last year.

Fourth Quarter Fiscal Year 2012 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q4 12	Q3 12	Q4 11	Q/Q	Y/Y
Net Revenue	$618	$606	$623	+2.0%	-1.0%
Gross Margin	51.1%	51.2%	51.2%	-10bps	-10bps
Operating Expenses	$117	$124	$128	-$7	-$11
Net Income	$194	$182	$186	+$12	+$8
Earnings Per Share - Diluted	$0.77	$0.72	$0.73	+$0.05	+$0.04

“Strong product ramps at major smartphone customers more than offset weakness in industrial and wired infrastructure, resulting in a 2% sequential revenue growth in the fourth quarter. Sequential revenue growth of 8% for our three primary target markets in the quarter was overshadowed by the anticipated $31 million decrease in revenue from our legacy consumer navigation products,” said Hock Tan, President and CEO of Avago Technologies Limited. “Looking to the first fiscal quarter of 2013, however, we expect continued softness in wired infrastructure and continued supply chain contraction in industrial will result in a decrease in revenue.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q4 12	Q3 12	Q4 11	Q/Q	Y/Y
Wireless Communications	51	40	42	30%	21%
Wired Infrastructure	26	29	28	-8%	-10%
Industrial & Automotive	21	24	26	-11%	-18%
Consumer & Computing Peripherals	2	7	4	-70%	-52%

Key Statistics	Q4 12	Q3 12	Q4 11
(Dollars in millions)
Cash From Operations	$215	$128	$195
Depreciation	$21	$20	$19
Amortization	$19	$20	$20
Capital Expenditures	$73	$65	$37
Days Sales Outstanding	51	50	48
Inventory Days On Hand	58	66	58

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2012 Financial Results

Fiscal Year 2012 Financial Results

Net revenue grew 1 percent to $2.364 billion when compared to fiscal year 2011. GAAP gross margin was $1,142 million, or 48.3 percent of net revenue versus $1,147 million, or 49.1 percent of net revenue in fiscal year 2011. GAAP net income was $563 million, or $2.25 per diluted share. This compares with GAAP net income of $552 million, or $2.19 per diluted share in fiscal year 2011.

Non-GAAP gross margin was $1,206 million, or 51.0 percent of net revenue compared with $1,207 million or 51.7 percent of net revenue in fiscal year 2011. Non-GAAP net income of $700 million, or $2.77 per diluted share, compared with $692 million, or $2.70 per diluted share, last fiscal year.

Fiscal Year 2012 Non-GAAP Results			Change
(Dollars in millions, except EPS)	2012	2011	Y/Y
Net Revenue	$2,364	$2,336	+1.0%
Gross Margin	51.0%	51.7%	-70bps
Operating Expenses	$487	$503	-$16
Net Income	$700	$692	+$8
Earnings Per Share - Diluted	$2.77	$2.70	+$0.07

First Quarter Fiscal Year 2013 Business Outlook

Due to the Company’s 52/53 week reporting cycle, fiscal year 2013 will include an extra week, compared to fiscal year 2012, which will fall in the first quarter of fiscal year 2013. Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2013, ending February 3, 2013, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Down 5% to 9%		Down 5% to 9%
Gross Margin	47.5% plus/minus 1%	$16M	50.5% plus/minus 1%
Operating Expenses	$151M	$21M	$130M
Interest and Other	$1M		$1M
Taxes	$7M		$7M
Diluted Share Count	251M	2M	253M

Reconciling items include $14 million of amortization of acquisition-related intangibles and $2 million of share-based compensation expense at the Gross Margin line, and $5 million of amortization of acquisition-related intangibles, $15 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line.

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2012 Financial Results

Capital expenditures for the first quarter are expected to be in the range of $75 million to $85 million. For the first quarter depreciation is expected to be $21 million and amortization is expected to be $19 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be hosting its 2012 Investor and Analyst Day in New York on December 14, 2012. The Company’s presentations will be webcast and available for replay on the “Investors” section of Avago’s website at www.avagotech.com. Avago will be presenting at the J.P. Morgan Tech Forum, and meeting with investors at Nomura@2013 CES, at the 2013 International CES in Las Vegas on January 8, 2013.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2012, and to provide guidance for the first quarter of fiscal year 2013, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 800-259-0251; International+1 -617-614-3671. The passcode is 84256862. A replay of the call will be available through December 6, 2012. To access the replay dial 888-286-8010; International +1-617-801-6888 and reference the passcode: 29833583. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in three primary target markets: wireless communications, wired infrastructure and industrial and automotive electronics.

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2012 Financial Results

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; our ability to achieve the growth prospects and synergies expected from acquisitions we may make; delays, challenges and expenses associated with integrating acquired companies with our existing businesses; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on August 30, 2012 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Thomas Krause, 408-435-7400

VP Corporate Development

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011 (1)
Net revenue	$618	$606	$623	$2,364	$2,336
Cost of products sold:
Cost of products sold	304	297	305	1,164	1,133
Amortization of intangible assets	14	14	14	56	56
Restructuring charges	1	—	—	2	—

Total cost of products sold	319	311	319	1,222	1,189

Gross margin	299	295	304	1,142	1,147
Research and development	80	89	83	335	317
Selling, general and administrative	49	49	55	199	220
Amortization of intangible assets	5	6	6	21	22
Restructuring charges	1	2	1	5	4

Total operating expenses	135	146	145	560	563

Income from operations	164	149	159	582	584
Interest expense	—	—	—	(1)	(4)
Loss on extinguishment of debt	—	—	—	—	(20)
Other income, net	1	1	—	4	1

Income before income taxes	165	150	159	585	561
Provision for income taxes	6	5	5	22	9

Net income	$159	$145	$154	$563	$552

Net income per share:
Basic	$0.65	$0.59	$0.63	$2.30	$2.25
Diluted	$0.64	$0.58	$0.61	$2.25	$2.19
Shares used in per share calculations:
Basic	245	245	246	245	245
Diluted	250	250	252	250	252
Share-based compensation expense included in:
Cost of products sold	$2	$1	$1	$6	$4
Research and development	5	6	4	20	14
Selling, general and administrative	7	8	6	27	20

Total share-based compensation expense	$14	$15	$11	$53	$38

(1)	Amounts for the fiscal year ended October 30, 2011 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
Net revenue	$618	$606	$623	$2,364	$2,336
Gross margin	$316	$310	$319	$1,206	$1,207
% of net revenue	51%	51%	51%	51%	52%
Research and development	$75	$83	$79	$315	$303
Selling, general and administrative	$42	$41	$49	$172	$200
Total operating expenses	$117	$124	$128	$487	$503
% of net revenue	19%	20%	21%	21%	22%
Income from operations	$199	$186	$191	$719	$704
Net income	$194	$182	$186	$700	$692
Net income per share - diluted	$0.77	$0.72	$0.73	$2.77	$2.70
Shares used in per share calculation - diluted	253	252	255	253	256

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 28, 2012	July 29, 2012	October 30, 2011	October 28, 2012	October 30, 2011
Net income on GAAP basis	$159	$145	$154	$563	$552
Amortization of intangible assets	19	20	20	77	78
Share-based compensation expense	14	15	11	53	38
Restructuring charges	2	2	1	7	4
Loss on extinguishment of debt	—	—	—	—	20

Net income on Non-GAAP basis	$194	$182	$186	$700	$692

Gross margin on GAAP basis	$299	$295	$304	$1,142	$1,147
Amortization of intangible assets	14	14	14	56	56
Share-based compensation expense	2	1	1	6	4
Restructuring charges	1	—	—	2	—

Gross margin on Non-GAAP basis	$316	$310	$319	$1,206	$1,207

Research and development on GAAP basis	$80	$89	$83	$335	$317
Share-based compensation expense	5	6	4	20	14

Research and development on Non-GAAP basis	$75	$83	$79	$315	$303

Selling, general and administrative on GAAP basis	$49	$49	$55	$199	$220
Share-based compensation expense	7	8	6	27	20

Selling, general and administrative on Non-GAAP basis	$42	$41	$49	$172	$200

Total operating expenses on GAAP basis	$135	$146	$145	$560	$563
Amortization of intangible assets	5	6	6	21	22
Share-based compensation expense	12	14	10	47	34
Restructuring charges	1	2	1	5	4

Total operating expenses on Non-GAAP basis	$117	$124	$128	$487	$503

Income from operations on GAAP basis	$164	$149	$159	$582	$584
Amortization of intangible assets	19	20	20	77	78
Share-based compensation expense	14	15	11	53	38
Restructuring charges	2	2	1	7	4

Income from operations on Non-GAAP basis	$199	$186	$191	$719	$704

Shares used in per share calculation - diluted on GAAP basis	250	250	252	250	252
Non-GAAP adjustment	3	2	3	3	4

Shares used in per share calculation - diluted on Non-GAAP basis(1)	253	252	255	253	256

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	October 28, 2012	October 30, 2011 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,084	$829
Trade accounts receivable, net	341	328
Inventory	194	194
Other current assets	72	42

Total current assets	1,691	1,393
Property, plant and equipment, net	503	316
Goodwill	180	177
Intangible assets, net	422	499
Other long-term assets	66	61

Total assets	$2,862	$2,446

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$248	$221
Employee compensation and benefits	61	89
Capital lease obligations - current	1	2
Other current liabilities	36	38

Total current liabilities	346	350
Long-term liabilities:
Capital lease obligations - non-current	2	4
Other long-term liabilities	95	86

Total liabilities	443	440
Shareholders’ equity:
Ordinary shares, no par value	1,479	1,479
Retained earnings	951	525
Accumulated other comprehensive income (loss)	(11)	2

Total shareholders’ equity	2,419	2,006

Total liabilities and shareholders’ equity	$2,862	$2,446

(1)	Amounts as of October 30, 2011 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 28, 2012	July 29, 2012	October 30, 2011	October 28, 2012	October 30, 2011 (1)
Cash flows from operating activities:
Net income	$159	$145	$154	$563	$552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40	40	39	155	157
Amortization of debt issuance costs	—	—	—	—	1
Loss on extinguishment of debt	—	—	—	—	6
Loss on disposal of property, plant and equipment	—	2	—	3	1
Impairment of investment and loan receivable from investee	—	—	—	2	—
Share-based compensation	14	15	11	53	38
Tax benefits of share-based compensation	3	8	6	13	14
Excess tax benefits from share-based compensation	(3)	(5)	(6)	(9)	(8)
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(11)	(56)	(43)	(13)	(42)
Inventory	22	2	6	—	(5)
Accounts payable	12	(27)	23	(2)	25
Employee compensation and benefits	(8)	12	1	(28)	7
Other current assets and current liabilities	(7)	(7)	12	(32)	(13)
Other long-term assets and long-term liabilities	(6)	(1)	(8)	(12)	(7)

Net cash provided by operating activities	215	128	195	693	726

Cash flows from investing activities:
Purchase of property, plant and equipment	(73)	(65)	(37)	(241)	(112)
Acquisitions and investment, net of cash acquired	(2)	(2)	—	(4)	(9)
Loan receivable from cost method investee	—	—	(1)	—	(1)
Proceeds from insurance claims	1	—	—	1	—

Net cash used in investing activities	(74)	(67)	(38)	(244)	(122)

Cash flows from financing activities:
Proceeds from government grants	—	—	—	2	—
Debt repayments	—	—	—	—	(230)
Debt financing costs	—	—	—	—	(2)
Payments on capital lease obligations	—	(1)	(1)	(2)	(3)
Issuance of ordinary shares	16	6	15	44	70
Repurchases of ordinary shares	(10)	(15)	(25)	(110)	(93)
Excess tax benefits from share-based compensation	3	5	6	9	8
Dividend payments to shareholders	(39)	(37)	(27)	(137)	(86)

Net cash used in financing activities	(30)	(42)	(32)	(194)	(336)

Net increase in cash and cash equivalents	111	19	125	255	268
Cash and cash equivalents at the beginning of period	973	954	704	829	561

Cash and cash equivalents at end of period	$1,084	$973	$829	$1,084	$829

(1)	Amounts for the fiscal year ended October 30, 2011 have been derived from audited financial statements as of that date.